Exhibit 99.1

Press Release

For Immediate Release

Cowen Group, Inc. Announces 2010 Third Quarter Financial Results

New York, November 10, 2010 - Cowen Group, Inc. (NASDAQ: COWN) today announced its operating results for the third quarter ended September 30, 2010.

2010 Third Quarter GAAP Financial Overview

As a result of the business combination of Ramius LLC (“Ramius”) and Cowen Group, Inc. (“Cowen”) on November 2, 2009, the Company’s 2010 GAAP third quarter results reflect three months of the combined business.  2009 GAAP third quarter results reflect three months of legacy Ramius results only.  Similarly, GAAP results for the nine month period ended September 30, 2010, reflect nine months of the combined business, whereas results for the nine months period ended September 30, 2009, include nine months of legacy Ramius results only.

For the third quarter of 2010, the Company reported a GAAP net loss of $15.4 million, or $0.21 per share, compared to a GAAP net loss of $5.9 million in the third quarter of 2009, or $0.16 per share.  GAAP revenue in the 2010 third quarter was $52.2 million, as compared to $16.5 million in the prior year period.

For the nine month period ended September 30, 2010, the Company reported a GAAP net loss of $49.5 million, or $0.68 per share, compared to a GAAP net loss of $31.9 million, or $0.85 per share, in the prior year period.  GAAP revenue in the first nine months of 2010 was $164.1 million, as compared to $54.2 million in the prior year period.

Pro Forma Economic Income (Loss)

For the purpose of providing more detailed disclosure, the Company is also reporting pro forma economic income (loss) (“Economic Loss”) representing the combined third quarter and nine month period results for both legacy Ramius and Cowen in 2009.  These figures reflect the combination of Economic Loss for each entity during these periods.

Throughout the remainder of this press release the Company presents Economic Loss financial measures that are not prepared in accordance with GAAP.  Economic Loss is considered by management to be a supplemental measure to the GAAP results and is intended to provide a more complete presentation of the Company’s performance as management measures it.  The primary differences between GAAP and Economic Loss are the elimination of the impact of consolidation for any of our funds (both 2009 and 2010), the exclusion of any goodwill impairment charges (there were no charges for goodwill impairment in either period) and the exclusion of reorganization expenses in connection with the transaction and transaction-related equity awards (both 2009 and 2010).  For a more complete description of Economic Loss and a reconciliation of GAAP net income (loss) to Economic Loss for the periods presented and additional information regarding the reconciling adjustments, please see the “Non-GAAP Financial Measures” section below.

Summary Information

•                 Revenue increased by 26% to $61.3 million in the third quarter of 2010 from $48.6 million in the 2010 second quarter and decreased by 17% from $73.8 million in the third quarter of 2009.

•                 Economic Loss was reduced to $12.9 million in the third quarter of 2010 from $17.9 million in the second quarter of 2010 and $15.3 million in the third quarter of 2009.

•                 Economic Loss excluding certain non-cash items was reduced to $3.9 million in the third quarter of 2010 from $12.8 million in the second quarter of 2010 and $6.3 million in the third quarter of 2009.

•                 Compensation and benefits expense increased by 28% to $45.9 million in the third quarter of 2010 from $35.9 million in the second quarter of 2010 and decreased by 24% from $60.2 million in the third quarter of 2009.

•                 Excluding severance charges and reimbursed compensation expense, compensation expense as a percentage of revenue was 64% in the third quarter of 2010, as compared to 68% in the second quarter of 2010 and 77% in the third quarter of 2009.

•                 Non-compensation expenses decreased by 8% to $29.6 million in the third quarter of 2010 from $32.2 million in the second quarter of 2010 and by 4% from $30.9 million in the third quarter of 2009.

•                 Assets under management increased by $677 million to $8,226 million as of October 1, 2010, as compared to $7,549 million as of October 1, 2009.  As compared to July 1, 2010, assets under management increased by $333 million, including net subscriptions of $225 million and a performance-related appreciation in assets under management of $108 million.

•                 Investment income increased to $14.1 million in the third quarter of 2010 from an investment loss of $2.9 million in second quarter of 2010 and decreased from $15.3 million in the third quarter of 2009.

•                 Investment banking revenues decreased by 28% to $7.2 million in the third quarter of 2010 from $9.9 million in the second quarter of 2010 and by 39% from $11.8 million in the third quarter of 2009.

•                 Brokerage revenues decreased by 13% to $26.0 million in the third quarter of 2010 from $29.8 million in the second quarter of 2010 and by 20% from $32.4 million in the third quarter of 2009.

“Over the past twelve months, we have reorganized many aspects of Cowen Group’s businesses and we are pleased with the progress that has been made to date in reshaping the strategic footprint of our organization,” said Peter Cohen, Chairman and CEO.  “We continue to be concerned about the longer term sustainability of the economic recovery and remain cautious in our investment profile and in our business build out.  Nonetheless, we have made progress on the cost savings initiatives that we have implemented since the merger which is enabling us to make tactical investments in businesses where we see revenue opportunities.”

“In our alternative investment management business, the decision to focus efforts on delivering products and services that offer enhanced liquidity and transparency has resulted in a steady increase in assets under management over the course of 2010.”

“At Cowen and Company, we continued to maintain our sales & trading market share and demonstrate the value of our franchise to our institutional clients despite the fact that third quarter trading volumes were generally light industry-wide.  In investment banking, we have focused the platform on industries where we can deliver the most value and are developing a capital markets and advisory product set that best meets the needs of our clients.  We have also continued to invest in professionals who we think will be very successful working with our existing team on the Cowen platform.  While it is early, we are starting to see signs of traction in the new businesses we have been developing in debt and private placements as well as in previously existing businesses, particularly in China.”

Summary of Accomplishments Through the First Anniversary of the Business Combination

•                 Appointed new senior leadership in investment banking

•                 Launched a Debt Capital Markets platform to support our investment banking effort

•                 Integrated our capital markets areas by combining Equity Capital Markets, Private Equity Capital Markets and Debt Capital Markets into one unified Global Capital Markets Group

•                 Built out our PIPEs / registered direct platform and added a convertible origination capability

•                 Hired a new Head of M&A investment banking to increase our strategic advisory product capabilities

•                 Increased our presence in the options, convertible and equity derivatives markets for aftermarket support and distribution

•                 Created our first mutual fund, the Ramius Dynamic Replication Fund, an innovative product focusing on hedge fund replication

•                 Established a commodity trading advisor and launched two funds that have shown strong performance

•                 Reoriented hedge fund focus on single strategy liquid products, including our credit and deep value platforms

•                 Reduced non-compensation expenses for three consecutive quarters

•                 Negotiated the consolidation of our New York headquarter offices at a net cost savings

2010 Third Quarter Economic Loss

Overview

Economic Loss for the third quarter of 2010 was $12.9 million, as compared to an Economic Loss of $17.9 million in the second quarter of 2010 and $15.3 million in the third quarter of 2009.  The third quarter of 2010 and third quarter of 2009 results exclude the impact of equity award expense related to grants made in connection with the business combination of $2.1 million and $2.7 million, respectively.

Economic Loss excluding certain non-cash items was $3.9 million in the 2010 third quarter, as compared to $12.8 million in the second quarter of 2010 and $6.3 million in the third quarter of 2009.  Non-cash items are described in detail below and are reconciled to Economic Loss in the “Non-GAAP Financial Measures” section below.

The third quarter of 2010 results included non-cash deferred compensation expenses of $6.0 million, as compared to $2.4 million in the second quarter of 2010 and $6.9 million in the third quarter of 2009.

The third quarter of 2010 and third quarter of 2009 results included $0.9 million and $0.2 million, respectively, of non-cash, negative incentive fees due to a subordination agreement with an investor in certain real estate funds. The second quarter of 2010 results included $0.4 million of non-cash, negative incentive fees due to the reversal of previously booked incentive fees.

Other non-cash expenses include depreciation and amortization.  The depreciation and amortization expense for the third quarter of 2010 was $2.2 million, compared to $2.4 million in the second quarter of 2010 and $1.9 million in the third quarter of 2009.

Total Revenues

Total revenues for the third quarter of 2010 were $61.3 million, a 26% increase compared to $48.6 million in the second quarter of 2010 and a 17% decrease compared to revenue of $73.8 million in the third quarter of 2009.

The increase in revenues relative to the second quarter of 2010 was primarily the result of an increase in investment income and incentive income.  The decrease in revenues relative to the third quarter of 2009 was primarily the result of a reduction in brokerage revenue as weak cash equity volumes continued throughout the third quarter, a decline in investment banking fees, and lower management fees and investment income.

Compensation and Benefits Expense

Compensation and benefits expense for the third quarter 2010 was $45.9 million, a 28% increase compared to $35.9 million in the second quarter of 2010 and a 24% decline as compared to $60.2 million in the third quarter of 2009.  Compensation and benefits excludes transaction-related award expense of $2.1 million and $2.7 million in the third quarter and second quarter of 2010, respectively.

Employee compensation and benefits expense for the third quarter of 2010 included $6.0 million in share-based and other non-cash deferred compensation expense.  Compensation and benefits expense for the third quarter of 2010 included $5.3 million of severance expense and $1.4 million of expenses associated with activities for which the Company gets reimbursed.  Employee compensation and benefits expense as a percentage of total revenues was 75% in the third quarter.  Excluding severance and reimbursed compensation expense, employee compensation and benefits expense was 64% of revenue.

Non-Compensation Expenses

Non-compensation expenses for the third quarter of 2010 were $29.6 million, an 8% decrease compared to $32.2 million in the second quarter of 2010 and a 4% decrease compared to $30.9 million in the third quarter of 2009.  The decrease in non-compensation expenses relative to the second quarter of 2010 was primarily the result of a decline in floor brokerage and execution, and marketing and business development expenses; partially offset by an increase in service and professional fees.  The decrease in non-compensation expenses relative to the third quarter of 2009 was primarily the result of a decline in floor brokerage and execution, professional fees, and occupancy and equipment expenses; partially offset by an increase in service fees and depreciation and amortization.

Non-compensation expenses in the quarter included $23.9 million of fixed non-compensation expenses and $5.7 million of variable non-compensation expenses, which include trade clearing and execution expenses.  Fixed non-compensation expenses declined relative to both the second quarter of 2010 and the third quarter of 2009 and are expected to continue to decline in 2011 as we continue to realize the impact of cost savings initiatives that were implemented following the business combination.

Alternative Investment Management

Assets Under Management

As of October 1, 2010, the Company had assets under management of $8,226 million compared to assets under management of $7,893 million as of July 1, 2010.  The $333 million increase in assets under management during this period resulted from net subscriptions of $225 million (including redemptions effective on October 1, 2010) and a performance-related appreciation in assets of $108 million.

Refer to the “Assets under management by platform” table below for a breakout of total assets under management as of October 1, 2010.

Assets Under Management by Platform:

	Total Assets under Management
Platform	October 1, 2010		July 1, 2010		Primary Strategies

Hedge Funds	$1,423	(1)	$1,388	(1)	Multi-Strategy
					Single Strategy
Fund of Funds	1,914	(2)	1,737	(2)	Multi-Strategy
					Single Strategy
					Customized Solutions
					Hedging Strategies
					Commodity Trading Advisory
	1,114		1,057		Advisory
Real Estate (3)	1,628	(4)	1,628	(4)	Debt
					Equity
Cowen Healthcare Royalty Partners (5)	903	(4)	903	(4)	Royalty Interests
Other (6)	1,244		1,180		Cash Management Mortgage Advisory
Total	$8,226		$7,893

(1)     This amount includes the Company’s invested capital of approximately $174 million and $197 million as of October 1, 2010, and July 1, 2010, respectively.

(2)     This amount includes the Company’s invested capital of approximately $63 million (which includes the notional amount of one of the fund of funds products) and $30 million as of October 1, 2010, and July 1, 2010, respectively.

(3)     Ramius owns between 30% and 55% of the general partners of the real estate business. We do not possess unilateral control over any of these general partners.

(4)     This amount reflects committed capital.

(5)     The Company shares the management fees from the CHRP Funds equally with the founders of the CHRP Funds. In addition, the Company receives a share of the carried interests of the general partners of the CHRP Funds of between 33.3% and 40.2%.

(6)     Ramius’s cash management services business provides clients with investment guidelines for managing cash and establishes investment programs for managing their cash in separately managed accounts. Ramius also provides mortgage advisory services where Ramius manages collateralized debt obligations (“CDOs”) held by investors and liquidates CDOs that were historically managed by others.

Assets Under Management by Period:

	Three Months Ended	Three Months Ended
	October 1, 2010	July 1, 2010

Beginning Assets under Management (1)	$7,893,242	$7,865,150
Net Subscriptions (Redemptions)	224,522	110,195
Net Performance (2)	108,183	(82,103)

Ending Assets under Management	$8,225,947	$7,893,242

(1)     Beginning assets under management is as of July 1, 2010, for the three months ended October 1, 2010, and as of April 1, 2010, for the three months ended July 1, 2010.

(2)     Net performance is net of all management and incentive fees and includes the effect of any foreign exchange translation adjustments and leverage in certain funds.

Fund Performance

The table below sets forth performance information as of September 30, 2010, for the Company’s funds with assets greater than $200 million as well as information with respect to the firm’s single-strategy hedge funds. The performance reflected below is representative of the net return of the most recently issued full fee paying class of fund interests offered for the respective fund. The net returns are net of all management and incentive fees, and are calculated monthly based on the change in an investor’s current month ending equity as a percentage of their prior month’s ending equity, adjusted for the current month’s subscriptions and redemptions. Such returns are compounded monthly in calculating the final net year to date return.  Performance information for the Cowen Healthcare Royalty Partners funds are not presented due to existing confidentiality provisions.

Fund Performance by Period:

				Performance for
				3 Months Ended	9 Months Ended	Year Ended December 31,
Platform	Strategy	Largest Fund (1)		September 30, 2010	September 30, 2010	2009	2008		2007

Hedge Funds	Single Strategy	Ramius Value and Opportunity		10.13%	18.03%	16.88%	(20.81)%		6.34%
		Overseas Fund Ltd.
		(Inception Mar. 1, 2006)

		Ramius Global Credit Fund LP (2)(3)		5.97%	14.34%	3.25%	N/A		N/A
		(Inception Oct. 1, 2009)

	Multi-Strategy	Ramius Multi-Strategy Fund Ltd		1.88%	2.92%	8.50%	(22.64	)% (4)	6.05%
		(Inception Jan. 1, 1996)

		Ramius Enterprise LP		0.72%	1.14%	4.92%	(25.38	)% (4)	24.91	% (5)
		(Inception Jan. 1, 2008)

Fund of Funds	Managed Accounts	Activist Portfolio with Hedging Overlay		1.45%	3.91%	12.03%	(8.90)%		2.47%
		(Inception Sept. 1, 2007)

Real Estate	Debt	RCG Longview Debt Fund IV, L.P.	(6)	5.61%	9.54%	(19.46)%	(8.57)%		8.34%
		(Inception Nov. 12, 2007)

	Equity	RCG Longview Equity Fund, L.P.	(6)	4.88%	18.16%	(0.87)%	(14.85)%		(3.64)%
		(Inception Nov. 22, 2006)

Other	Cash Management			0.21%	1.08%	(0.28)%	3.67%		5.24%

(1)     Comprised of funds with assets under management greater than $200 million (excluding CHRP) and Ramius’s single-strategy funds. The inception date for a fund represents the initial date that the fund accepted capital from third party investors. As of October 1, 2010, the net assets of the funds presented above were $3.00 billion, or 36.5% of the total assets under management as of October 1, 2010 of $8.23 billion. These funds represent funds with net assets greater than $200 million (excluding CHRP) and Ramius’ single-strategy hedge funds. Excluded from the table above are funds with $5.22 billion in the aggregate, or 63.5% of total assets under management as of October 1, 2010. These include a total of 65 smaller individual funds and managed accounts, and the Cowen Healthcare Royalty Partners fund.

(2)     As of October 1, 2010, the Ramius Global Credit master fund had $149.5 million of assets under management, not including managed accounts, which had an additional $103 million in assets under management, and retail related accounts that have an additional $75mm in assets under management.

(3)     Effective July 1, 2010 the fund is no longer offering Class A to new investors, as such, the returns included above reflect only Class B returns.

(4)     Performance does not reflect any decrease in valuation for LBIE assets which have been segregated.

(5)     Reflects returns on Ramius’s own invested capital prior to the creation of the Enterprise Fund with the application to such performance of (i) an annual management fee of 2% on average invested assets; (ii) an annual performance fee of 20% on net income; and (iii) annual estimated expenses of 0.26% on average invested assets.

(6)     Returns for each period represent net internal rates of return to limited partners after management fees and incentive allocations, if any, and are computed on a year-to-year basis consistent with industry standards. Incentive allocations are computed based on a hypothetical liquidation of net assets of each fund as of the balance sheet date. Returns are calculated for the investors as a whole. The computation of such returns for an individual investor may vary from these returns based on different management fee and incentive arrangements and the timing of capital transactions. The hypothetical liquidation value may not reflect the ultimate value that may be realized from the real estate investments, particularly given the relatively long period of time that the real estate investments may be held under the terms of the real estate fund documents.

The hedge funds and fund of funds listed above have perpetual high-water marks.  These high-water marks require the funds to recover cumulative losses before the Company can begin to earn incentive income in 2010 and beyond on the assets that suffered losses in 2008.  Since December 2009, the Activist Portfolio with Hedging Overlay Fund has achieved returns in excess of its high-water mark threshold for an investor who had participated fully in the 2008 loss and the subsequent gains.  During the month of July, our deep value fund achieved returns in excess of its high-water mark threshold for investors who had participated fully in the 2008 loss and the subsequent gains.

Management Fees:

Revenue from management fees was $11.5 million in the third quarter of 2010, a decrease of 5% compared to $12.2 million in the second quarter of 2010 and 20% compared to $14.3 million in the third quarter of 2009.  The decrease in management fees during the period was a result of product mix and a decrease in the fees charged to UniCredit.  The average management fee in the third quarter was 0.57%, as compared to 0.62% in the second quarter of 2010 and 0.73% in the third quarter of 2009.

Incentive Income:

The Company had incentive income of $1.8 million in the third quarter of 2010 largely due to the performance of certain fund of funds products, the global credit products, and the deep value funds.  Incentive income increased in the third quarter of 2010 from incentive income losses of $0.5 million in the second quarter of 2010 and $0.0 million in the third quarter of 2009.

Investment Income:

The Company had investment income of $14.1 million in the third quarter of 2010 due to positive performance across our various investment strategies, particularly our credit, event driven, real estate and commodity trading strategies.  Investment income increased in the 2010 third quarter from an investment income loss of $2.9 million in the second quarter of 2010, but decreased from investment income of $15.3 million in the third quarter of 2009.

Brokerage

The Company’s brokerage revenue decreased by $3.8 million, or 13%, to $26.0 million for the third quarter of 2010 from $29.8 million in the second quarter of 2010.  As compared to the third quarter of 2009, brokerage revenue decreased by $6.4 million, or 20%, from $32.4 million.

The third quarter decrease was primarily associated with decreased customer activity in the Company’s facilitation business as cash equities volumes continue to decline.

Investment Banking

Investment banking revenue was $7.2 million in the third quarter of 2010, a decrease of $2.7 million, or 27%, compared to $9.9 million in the second quarter of 2010.  The decline was primarily due to a decrease in revenues generated from strategic advisory assignments and underwriting activities, partially offset by an increase in private placement and registered direct activities.  As compared to the third quarter of 2009, investment banking revenue decreased by 39% from $11.8 million due to decreased revenue from underwriting, strategic advisory, and private placement and registered direct activities.

•      Underwriting revenue was $3.5 million in the third quarter of 2010, flat compared to the second quarter of 2010 and a decrease of $0.4 million from $3.9 million in the third quarter of 2009.  During the third quarter of 2010, the Company completed eight underwritten transactions with an aggregate transaction value of $5.0 billion, as compared to eight transactions in the second quarter of 2010 with a transaction value of $782 million, and four transaction in the third quarter of 2009 with a transaction value of $379 million.

•      Private placement and registered direct revenue was $1.1 million in the third quarter of 2010, an increase of $0.3 million compared to $0.8 million in the second quarter of 2010 and a decrease of $1.5 million compared to $2.6 million in the third quarter of 2009.  During the third quarter of 2010, the Company completed one private transaction, as compared to one transaction in the second quarter of 2010 and four transactions in the third quarter of 2009.

•      Strategic advisory revenue was $2.7 million in the third quarter of 2010, a decrease of $2.9 million and $2.6 million compared to $5.6 million in the second quarter of 2010 and the $5.3 million in the third quarter of 2010, respectively.  During the third quarter of 2010, the Company completed two strategic advisory assignments with an aggregate disclosed transaction value of $91 million, as compared to three assignments completed in the second quarter of 2010 with an undisclosed aggregate value and two assignments completed in the third quarter of 2009 with an aggregate disclosed value of $421 million.

Earnings Conference Call with Management

The Company will host a conference call to discuss its third quarter financial results on Thursday, November 11, 2010, at 9:00 am EST.  The call can be accessed by dialing 1-800-706-7749 domestic or 1-617-614-3474 international.  The passcode for the call is 80581569.  A replay of the call will be available beginning at 12:00 pm November 11, 2010 through November 18, 2010.  To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 75911863.  The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a leading diversified financial services firm providing alternative investment management, investment banking, research, and sales and trading services through its business units, Ramius and Cowen and Company. Its alternative investment management products include hedge funds, fund of funds, real estate funds, healthcare royalty funds, cash management and commodity trading funds, offered primarily under the Ramius name. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements provide the Company’s current expectations or forecasts of future events.  Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.  The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

SOURCE:	Cowen Group, Inc.
CONTACT:	Chris White, Chief of Staff
Cowen Group, Inc.
646-562-1197

Cowen Group, Inc.

Preliminary Unaudited Condensed Consolidated Statements of Operations

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues
Investment banking	$7,199	$—	$23,142	$—
Brokerage	26,020	—	85,389	—
Management fees	8,278	8,974	26,429	31,408
Incentive income	2,672	177	4,666	177
Interest and dividends	4,270	47	7,054	225
Reimbursement from affiliates	1,380	2,342	4,864	7,832
Other	622	577	1,642	2,265
Consolidated Funds
Interest and dividends	1,764	4,319	10,510	12,186
Other	(3)	26	384	126
Total revenues	52,202	16,462	164,080	54,219
Expenses
Employee compensation and benefits	47,994	22,083	130,005	50,869
Floor brokerage and trade execution	3,664	—	12,637	—
Interest and dividends	1,299	435	2,366	1,122
Professional, advisory and other fees	3,258	3,993	8,519	12,022
Service fees	3,783	470	12,359	1,611
Communications	3,584	228	10,198	755
Occupancy and equipment	5,609	2,446	17,559	7,519
Depreciation and amortization	2,212	1,129	7,096	3,563
Client services and business development	2,885	1,537	11,316	4,850
Other	4,712	1,375	15,529	6,628
Consolidated Funds
Interest and dividends	109	2,286	1,499	6,917
Professional, advisory and other fees	843	2,552	2,352	4,259
Floor brokerage and trade execution	6	—	1,000	—
Other	287	473	753	655
Total expenses	80,245	39,007	233,188	100,770
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	8,810	1,274	9,983	(2,702)
Consolidated Funds net gains (losses):
Net realized and unrealized gains (losses) on investments and other transactions	8,220	26,891	19,225	59,178
Net realized and unrealized gains (losses) on derivatives	(1,312)	(5,972)	(813)	(30,870)
Net gains (losses) on foreign currency transactions	(702)	(1,563)	(650)	(3,040)
Total other income (loss)	15,016	20,630	27,745	22,566

Loss before income taxes	(13,027)	(1,915)	(41,363)	(23,985)
Income tax expense (benefit)	299	(5,929)	632	(5,978)
Net loss	(13,326)	4,014	(41,995)	(18,007)
(Net income) loss attributable to noncontrolling interests in consolidated subsidiaries	(2,029)	(9,899)	(7,533)	(13,888)
Net loss attributable to Cowen Group, Inc.	$(15,355)	$(5,885)	$(49,528)	$(31,895)
Earnings (loss) per share:
Basic	$(0.21)	$(0.16)	$(0.68)	$(0.85)
Diluted	$(0.21)	$(0.16)	$(0.68)	$(0.85)

Weighted average shares used in per share data:
Basic	73,385	37,537	72,866	37,537
Diluted	73,385	37,537	72,866	37,537

Other Metrics at September 30, 2010 and 2009
Cowen Group, Inc. stockholders’ equity	$441,245	$301,628
Common shares outstanding	75,424	37,537
Book value per share	$5.85	$8.04
Tangible book value per share *	$5.31	$7.50

*

Tangible book value per share, a non-GAAP financial measure, at September 30, 2010, is calculated as follows: Cowen Group, Inc. stockholders’ equity, less $40.8 million of goodwill and intangible assets, divided by common shares outstanding. Tangible book value per share at September 30, 2009, is calculated as follows: Cowen Group, Inc. stockholders’ equity, less $20.2 million of goodwill and intangible assets, divided by common shares outstanding.

Non-GAAP Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as pro forma Economic Loss and pro forma Economic Loss excluding certain non-cash items.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations.  These metrics are an integral part of the Company’s internal reporting to measure the performance of its business and the overall effectiveness of senior management.  Reconciliations to comparable GAAP measures are available in the accompanying schedules.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

Pro Forma Economic Loss

Pro forma Economic Loss may not be comparable to similarly titled measures used by other companies. Cowen uses pro forma Economic Loss as a measure of its operating performance, not as a measure of liquidity. Pro forma Economic Loss should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. As a result of the adjustments made to arrive at pro forma Economic Loss described below, pro forma Economic Loss has limitations in that it does not take into account certain items included or excluded under GAAP, including its consolidated funds. Pro forma Economic Loss is considered by management as a supplemental measure to the GAAP results to provide a more complete understanding of its performance as management measures it.

In general, pro forma Economic Loss is a pre-tax measure that (i) presents the Company’s results of operations without the impact resulting from the consolidation of any of the funds, (ii) excludes goodwill impairment, and (iii) excludes the reorganization expenses for the transaction and one-time equity awards made in connection with the transaction. In addition, pro forma Economic Loss revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For GAAP purposes, these items are included in each of their respective line items. Pro forma Economic Loss revenues also includes management fees, incentive income and investment income earned through the Company’s investment as a general partner in certain real estate entities. For GAAP purposes, all of these items are recorded in other income (loss). In addition, pro forma Economic Income expenses are reduced by reimbursement from affiliates, which for GAAP purposes is shown as part of revenue.

Additionally, we have reported in this press release our pro forma Economic Loss excluding certain non-cash expenses.  We have adjusted pro forma Economic Loss by the following non-cash expense items:

•	Depreciation and amortization,
•	Share-based and other non-cash deferred compensation expense, and

•	Real estate related incentive fee losses due to certain claw back and subordination agreements with investors in certain real estate funds.

Management believes that the non-GAAP calculation of pro forma Economic Loss excluding certain non-cash items will allow for a better understanding of the Company’s operating results.

Cowen Group, Inc.

Pro Forma Economic Income (Loss)

(Dollar amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues
Investment banking	$7,199	$11,842	$23,142	$28,917
Brokerage	26,020	32,402	85,389	102,685
Management fees	11,548	14,278	36,322	47,388
Incentive income	1,784	(10)	3,316	(7,985)
Investment income	14,132	15,272	22,641	19,341
Other revenue	627	63	782	653
Total revenues	61,310	73,847	171,592	190,999
Expenses
Employee compensation and benefits	45,916	60,217	123,114	149,365
Interest and dividends	246	430	714	1,102
Fixed non-compensation expenses	23,850	24,591	72,965	74,909
Variable non-compensation expenses	5,723	6,332	22,066	19,650
Reimbursement from affiliates	(1,478)	(2,558)	(5,262)	(8,314)
Total expenses	74,257	89,012	213,597	236,712
Net economic income (loss) before non-controlling Interests	(12,947)	(15,165)	(42,005)	(45,713)
Non-controlling interests	—	(117)	—	(1,146)
Pro forma economic income (loss)	$(12,947)	$(15,282)	$(42,005)	$(46,859)

Pro Forma Economic Income (Loss) Excluding Certain Non-cash Items

Pro forma economic income (loss)	$(12,947)	$(15,282)	$(42,005)	$(46,859)
Exclusion of depreciation and amortization expense	2,212	1,923	7,096	5,862
Exclusion of share-based and other non-cash deferred compensation expense	5,983	6,889	10,456	23,160
Exclusion of real estate related incentive fee loss	889	187	1,350	8,213
Pro Forma Economic Income (Loss) Excluding Certain Non-cash Items	$(3,863)	$(6,283)	$(23,103)	$(9,624)

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Three Months Ended September 30, 2010

(Dollar amounts in thousands)

	Three Months Ended September 30, 2010
		Adjustments
	GAAP	Other		Funds	Pro Forma
	Income	Adjustments		Consolidation	Economic Income
Revenues
Investment banking	$7,199	—		—	$7,199
Brokerage	26,020	—		—	26,020
Management fees	8,278	2,663	(a)	607	11,548
Incentive income	2,672	(888	)(a)	—	1,784
Investment Income	—	14,132	(c)	—	14,132
Interest and dividends	4,270	(4,270	)(c)	—	—
Reimbursement from affiliates	1,380	(1,478	)(b)	98	—
Other Revenue	622	5	(c)	—	627
Consolidated Funds	1,761	—		(1,761)	—
Total revenues	52,202	10,164		(1,056)	61,310

Expenses
Compensation & Benefits	47,994	(2,078)		—	45,916
Interest and dividends	1,299	(1,053	)(c)	—	246
Non-compensation expenses - Fixed	—	23,850	(c)(d)	—	23,850
Non-compensation expenses - Variable	—	5,723		—	5,723
Non-compensation expenses	29,707	(29,707	)(c)(d)	—	—
Reimbursement from affiliates	—	(1,478	)(b)	—	(1,478)
Consolidated Funds	1,245	—		(1,245)	—
Total expenses	80,245	(4,743)		(1,245)	74,257

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	8,810	(8,810	)(c)	—	—
Consolidated Funds net gains (losses)	6,206	(3,988)		(2,218)	—
Total other income (loss)	15,016	(12,798)		(2,218)	—

Income (loss) before income taxes and non-controlling interests	(13,027)	2,109		(2,029)	(12,947)

Income taxes (Benefit)	299	(299	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(13,326)	2,408		(2,029)	(12,947)

(Income) loss attributable to non-controlling interests	(2,029)	—		2,029	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(15,355)	$2,408		—	$(12,947)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)          Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)         Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)          Economic Income recognizes our income from proprietary trading, net of related expenses.

(d)         Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Three Months Ended September 30, 2009

(Dollar amounts in thousands)

	Three Months Ended September 30, 2009
		Adjustments
	GAAP	Other		Three Months	Funds	Pro Forma
	Income	Adjustments		Legacy Cowen	Consolidation	Economic Income
Revenues
Investment banking	—	—		$11,842	—	$11,842
Brokerage	—	—		32,402	—	32,402
Management fees	8,974	2,093	(a)	2,243	968	14,278
Incentive income	177	(187	)(a)	—	—	(10)
Investment Income	—	13,675	(c)	1,597	—	15,272
Interest and dividends	47	(47	)(c)	—	—	—
Reimbursement from affiliates	2,342	(2,558	)(b)	—	216	—
Other Revenue	577	(514	)(c)	—	—	63
Consolidated Funds	4,345	—		—	(4,345)	—
Total revenues	16,462	12,462		48,084	(3,161)	73,847

Expenses
Compensation & Benefits	22,083	(253)		38,387	—	60,217
Interest and dividends	435	(5	)(c)	—	—	430
Non-compensation expenses - Fixed	—	9,045	(c)(d)	15,546	—	24,591
Non-compensation expenses - Variable	—	721		5,611	—	6,332
Non-compensation expenses	11,178	(11,178	)(c)(d)	—	—	—
Reimbursement from affiliates	—	(2,558	)(b)	—	—	(2,558)
Consolidated Funds	5,311	—		—	(5,311)	—
Total expenses	39,007	(4,228)		59,544	(5,311)	89,012

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	1,274	(1,274	)(c)	—	—	—
Consolidated Funds net gains (losses)	19,356	(9,628)		—	(9,728)	—
Total other income (loss)	20,630	(10,902)		—	(9,728)	—

Income (loss) before income taxes and non-controlling interests	(1,915)	5,788		(11,460)	(7,578)	(15,165)

Income taxes (Benefit)	(5,929)	3,640	(b)	—	2,289	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	4,014	2,148		(11,460)	(9,867)	(15,165)

(Income) loss attributable to non-controlling interests	(9,899)	—		(85)	9,867	(117)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(5,885)	$2,148		$(11,545)	—	$(15,282)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:  The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Three Months Legacy Cowen:    The impact of legacy Cowen’s operating results for the three month period ended September 30, 2009, are included in Economic Income, but are not included in GAAP income.

Other Adjustments:

(a)          Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)         Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)          Economic Income recognizes our income from proprietary trading net of related expenses.

(d)         Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Nine Months Ended September 30, 2010

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2010
		Adjustments
	GAAP	Other		Funds	Pro Forma
	Income	Adjustments		Consolidation	Economic Income
Revenues
Investment banking	$23,142	—		—	$23,142
Brokerage	85,389	—		—	85,389
Management fees	26,429	7,592	(a)	2,301	36,322
Incentive income	4,666	(1,350	)(a)	—	3,316
Investment Income	—	22,641	(c)	—	22,641
Interest and dividends	7,054	(7,054	)(c)	—	—
Reimbursement from affiliates	4,864	(5,262	)(b)	398	—
Other Revenue	1,642	(860	)(c)	—	782
Consolidated Funds	10,894	—		(10,894)	—
Total revenues	164,080	15,707		(8,195)	171,592

Expenses
Compensation & Benefits	130,005	(6,891)		—	123,114
Interest and dividends	2,366	(1,652	)(c)	—	714
Non-compensation expenses - Fixed	—	72,965	(c)(d)	—	72,965
Non-compensation expenses - Variable	—	22,066		—	22,066
Non-compensation expenses	95,213	(95,213	)(c)(d)	—	—
Reimbursement from affiliates	—	(5,262	)(b)	—	(5,262)
Consolidated Funds	5,604	—		(5,604)	—
Total expenses	233,188	(13,987)		(5,604)	213,597

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	9,983	(9,983	)(c)	—	—
Consolidated Funds net gains (losses)	17,762	(12,820)		(4,942)	—
Total other income (loss)	27,745	(22,803)		(4,942)	—

Income (loss) before income taxes and non-controlling interests	(41,363)	6,891		(7,533)	(42,005)

Income taxes (Benefit)	632	(632	)(b)	—	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(41,995)	7,523		(7,533)	(42,005)

(Income) loss attributable to non-controlling interests	(7,533)	—		7,533	—
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(49,528)	$7,523		—	$(42,005)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Other Adjustments:

(a)     Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)    Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)     Economic Income recognizes our income from proprietary trading, net of related expenses.

(d)    Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

Cowen Group, Inc.

Unaudited Reconciliation of Pro Forma Economic Income and GAAP Income for the Nine Months Ended September 30, 2009

(Dollar amounts in thousands)

	Nine Months Ended September 30, 2009
		Adjustments
	GAAP	Other		Nine Months	Funds	Pro Forma
	Income	Adjustments		Legacy Cowen	Consolidation	Economic Income
Revenues
Investment banking	—	—		$28,917	—	$28,917
Brokerage	—	—		102,685	—	102,685
Management fees	31,408	6,241	(a)	6,724	3,015	47,388
Incentive income	177	(8,162	)(a)	—	—	(7,985)
Investment Income	—	16,467	(c)	2,874	—	19,341
Interest and dividends	225	(225	)(c)	—	—	—
Reimbursement from affiliates	7,832	(8,314	)(b)	—	482	—
Other Revenue	2,265	(1,612	)(c)	—	—	653
Consolidated Funds	12,312	—		—	(12,312)	—
Total revenues	54,219	4,395		141,200	(8,815)	190,999

Expenses
Compensation & Benefits	50,869	(424)		98,920	—	149,365
Interest and dividends	1,122	(20	)(c)	—	—	1,102
Non-compensation expenses - Fixed	—	28,127	(c)(d)	46,782	—	74,909
Non-compensation expenses - Variable	—	2,546		17,104	—	19,650
Non-compensation expenses	36,948	(36,948	)(c)(d)	—	—	—
Reimbursement from affiliates	—	(8,314	)(b)	—	—	(8,314)
Consolidated Funds	11,831	—		—	(11,831)	—
Total expenses	100,770	(15,033)		162,806	(11,831)	236,712

Other income (loss)
Net gains (losses) on securities, derivatives and other investments	(2,702)	2,702	(c)	—	—	—
Consolidated Funds net gains (losses)	25,268	(11,610)		—	(13,658)	—
Total other income (loss)	22,566	(8,908)		—	(13,658)	—

Income (loss) before income taxes and non-controlling interests	(23,985)	10,520		(21,606)	(10,642)	(45,713)

Income taxes (Benefit)	(5,978)	3,689	(b)	—	2,289	—
Economic Income (Loss) / Net income (loss) before non-controlling interests	(18,007)	6,831		(21,606)	(12,931)	(45,713)

(Income) loss attributable to non-controlling interests	(13,888)	—		(189)	12,931	(1,146)
Economic Income (Loss) / Net income (loss) available to Cowen Group, Inc. Stockholders	$(31,895)	$6,831		$(21,795)	—	$(46,859)

Note: The following is a summary of the adjustments made to US GAAP net income (loss) to arrive at Economic Income:

Funds Consolidation:    The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income. Adjustments include elimination of incentive income and management fees earned from the Consolidated Funds and addition of fund expenses excluding management fees paid, fund revenues and investment income (loss).

Nine Months Legacy Cowen:    The impact of legacy Cowen’s operating results for the nine month period ended September 30, 2009, are included in Economic Income, but are not included in GAAP income.

Other Adjustments:

(a)  Economic Income recognizes revenues (i) net of distribution fees paid to agents and (ii) our proportionate share of revenues of certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.

(b)    Economic Income excludes income taxes as management does not consider this item when evaluating the performance of the segment. Also, reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.

(c)     Economic Income recognizes our income from proprietary trading net of related expenses.

(d)    Economic Income recognizes our proportionate share of expenses for certain real estate operating companies for which the investments are recorded under the equity method of accounting for investments.